Exhibit 99.1

MCEWEN MINING UPDATES POSITIVE FEASIBILITY STUDY FOR

GOLD BAR MINE, NEVADA

TORONTO, ONTARIO - (February 15, 2018) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining” or the “Company”) announces results of the updated Feasibility Study (“FS”) for its 100% owned Gold Bar Mine in Nevada. Construction has started on the Gold Bar Mine with a planned completion date in late 2018, and commercial production beginning in 2019. The FS was prepared by M3 Engineering & Technology Corp. (“M3”) of Tucson, Arizona, in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”).

“We are excited that construction of the Gold Bar Mine is now underway. We have already invested over 10% of the total capital required to complete the project, and the balance will be financed with cash on hand, supplemented by a combination of debt, equipment leasing, and equity,” said Rob McEwen, Chairman and Chief Owner. “Exploration is advancing since the mine permits were received, and is already delivering encouraging results, which supports our belief that sustained exploration can extend the mine life,” he added.

“Key changes were made to the implementation strategy of the Gold Bar Mine with the primary goal of reducing overall project risk while maintaining the highest possible capital efficiency. The installation of a crushing and agglomeration plant increased the capital costs by about 30% over our 2015 estimate. However, this is offset by a 20% increase in total gold production. We believe the increase in the capital investment is prudent, and will result in improved gold recoveries and reliable ore leaching on the pad,” said Xavier Ochoa, President and Chief Operating Officer.

Highlights of the Feasibility Study(1)

•                  Capital expenditure of $81 million (of which $9.7 million has been spent to Jan 31, 2018).

•                  Project pay-back period of 3 years at $1,250/oz gold and 2.5 years at $1,350/oz gold.

•                  After-tax IRR of 23% at $1,250/oz gold and 32% at $1,350/oz gold.

•                  After-tax NPV-5% of $54 million at $1,250/oz gold and $87 million at $1,350/oz gold.

•                  Average annual gold production of 62,800 oz at a cash operating cost of $770/oz.

•                  Updated Reserve Estimate of 16.5 million tons at a gold grade of 0.029 oz/t (1.0 g/t) resulting in 397,700 oz of gold produced over 7 years.

•                  Updated Resource Estimate of 629,000 oz M&I and 115,000 oz Inferred.

•                  Recent exploration around planned pit limits has returned positive results including(2):

•                  Hole GB255: 0.062 oz/t (2.1 g/t) gold over 125 ft. (38.1 m);

•                  Hole GB262: 0.028 oz/t (1.0 g/t) gold over 85 ft. (25.9 m); and

•                  Hole GB257: 0.040 oz/t (1.4 g/t) gold over 55 ft. (16.8 m).

Financial Analysis

The FS base case uses a gold price assumption of $1,250/oz and generates a life-of-mine (LoM) after-tax free cash flow of $150 million. FS results are disclosed on an after-tax basis. A summary of key economic metrics is provided below, along with a comparison to the previous 2015 study.

Table 1: Updated After-Tax Economic Sensitivity (2018 FS)

	Base Case $1,250/oz gold	Upside Case $1,350/oz gold
After-tax IRR	23%	32%
NPV (5% Discount Rate)(3)	$54 million	$87 million
Average Annual Cash Flow	$21 million	$27 million
Average Operational Margin	$364/oz	$457/oz
Payback Period	3.1 years	2.5 years

Highlights and Table 1 Notes:

(1)         All amounts are in U.S. Dollars. “g/t” means grams per metric tonne, “oz/t” means Troy ounces per short ton, “oz” means Troy ounce(s), “IRR” means Internal Rate of Return, “M&I” means NI 43-101 Measured & Indicated mineral resources (see Table 8).

(2)         Exploration drilling results contained in this release were not included in the 2018 Mineral Resource Statement disclosed herein.

(3)         NPV is discounted to January 1, 2018.

Table 2: Comparison with Previous Study (2015 FS)

	2018 Current Update	2015(4) Now Obsolete	Delta (2018-2015)	Primary Reasons for Difference
Gold Price ($/oz)	$1,250	$1,150	+$100	Higher average market price for gold.
LoM Gold Production (000’s oz)	397.7	325.4	+72.3	Improved mine plan to increase mineable reserves, and heap leach recovery increased.
Initial Capital Cost (millions)	$80.8	$60.4	+$20.4	Crushing, conveying and agglomeration plant added, changes to heap leach pad construction, higher capital for water system and power generation. Much more advanced engineering and supplier quotations.
Mine Life (years)	7	5	+2	Larger reserves combined with slightly lower annual production.
After-tax IRR	23%	20%	+3%	Impact of higher gold price and production, partially offset by higher capital and operating costs.
NPV (5% Discount Rate) (millions)	$54	$30	+$24
Average Cash Cost ($/oz)	$770	$728	+$42
Payback Period (years)	3.1	3.1	—

Table 2 Notes:

(4)         Report entitled “NI 43-101 Technical Report Gold Bar Project Feasibility Study, Eureka County, Nevada” filed on Dec 4, 2015 on SEDAR (www.sedar.com).

Mining and Processing

Oxide ore will be mined from three open pits and transported by 100-ton haul trucks to be crushed, screened, conveyed and agglomerated. The study assumes the use of a contract mining fleet. Ore will be conveyor-stacked at a rate of approximately 8,000 tons per day on a conventional heap leach pad. An adsorption-desorption recovery (ADR) carbon plant will produce a final gold-silver doré product.

Over the 7 year LoM, production will total 16.5 million tons of ore at a diluted gold grade of 0.029 oz/t (1 g/t) for a total payable gold of 397,700 oz. The planned production schedule is below.

Table 3: Mining and Production Schedule

Year	Ore Tons (000’s tons)	Gold Grade (oz/t)	Contained Gold (000’s oz)	Recovered Gold (000’s oz)	Waste Tons (000’s tons)	Strip Ratio
0	265	0.020	5.2	0	4,370	16.5
1	2,038	0.035	70.7	55.1	14,369	7.1
2	2,773	0.032	87.6	74.2	14,137	5.1
3	2,742	0.030	82.9	68.0	16,193	5.9
4	2,752	0.025	70.0	58.6	13,437	4.9
5	2,665	0.027	71.2	57.2	13,815	5.2
6	2,749	0.029	80.9	66.4	9,082	3.3
7	513	0.032	16.5	18.2	1,065	2.1
LoM	16,497	0.029	485.0	397.7	86,468	5.2

Capital and Operating Costs

Initial capital cost is estimated at $80.8 million, including $4.6 million for contingencies for the process plant and infrastructure. All costs provided below are in Q2 2017 US dollars.

Table 4: Capital Cost Summary

Capital Items	Cost ($ millions)
Site General	3.6
Mobile Equipment	1.3
Crushing & Agglomeration	4.8
Leach Pad Stacking	3.9
Heap Leach Pad & Ponds	13.6
Solution Transfer Systems	2.9
ADR Plant	6.1
Refinery	2.0
Water Systems	4.7
Power Generation & Distribution	4.4
Reagent Systems	1.1
Laboratory	2.2
Warehouse	0.4
Administration	0.8
Fuel Station	0.5
Freight	2.1
Trends	1.4
Direct Cost	56.7
Indirects (EPCM, mobilization, demobilization, and commissioning)	8.4
Contingency	4.6
County Sales Tax	1.2
Plant and Infrastructure Total	70.9
Owners Costs	6.4
Mine Development and Pre-Stripping	3.4
Total Capital Cost	80.8

Table 5: LoM Operating Cost Summary

	Cost per Ton of Ore Processed	Cost per Ounce Produced
Mining	$11.75	$487
Process	$5.23	$217
G&A	$1.59	$66
Total Cash Cost(5)	$18.57	$770
All-In Cost(6)		$1,031

Table 5 Notes:

(5)         Cash cost is calculated by dividing total life-of-mine production costs by total ounces produced.

(6)         All-in cost is calculated by dividing the sum of all capital, operating, tax, royalty and reclamation costs by total ounces produced.

Table 6: Production Cost by Year of Operation

	$/oz Gold Payable				$/Ton of Ore
Year	Mining	Process	G&A	Total	Mining	Process	G&A	Total
1	575.77	229.76	73.76	879.30	13.79	5.50	1.77	21.05
2	451.75	191.11	54.81	697.67	12.09	5.11	1.47	18.67
3	538.16	207.83	59.86	805.84	13.34	5.15	1.48	19.97
4	538.67	241.11	69.43	849.20	11.47	5.13	1.48	18.08
5	549.20	242.22	71.13	862.55	11.78	5.20	1.53	18.51
6	374.07	212.57	61.25	647.90	9.04	5.13	1.48	15.65
7	229.13	172.91	100.50	502.54	8.14	6.15	3.57	17.86
Average	487.35	216.79	65.97	770.11	11.75	5.23	1.59	18.57

Exploration

Exploration at Gold Bar has been limited after 2012 due to mine permitting activities. Upon permit approval in November 2017, a property-wide exploration program started with the objectives of expanding the mineral inventory surrounding the planned open pits, and testing new targets.

Initial drilling has focused on three areas: northwest of the planned Gold Pick open pit, northwest of the planned Gold Ridge open pit, and in-between Gold Pick and Gold Ridge (see Figure 1: Click here). Thirty-seven reverse circulation (RC) holes have been completed, and assay results from twenty-nine holes have been received. A new shallow oxide zone of mineralization has been identified in Hole GB257, which returned 0.040 oz/t (1.4 g/t) gold over 55 ft (16.8 m) starting at a depth of 30 ft (9 m). Seventeen holes encountered significant mineralization, with a weighted average grade and thickness of 0.030 oz/t (1 g/t) gold over 50 ft (15.2 m), comparable to the average grade of the deposit. Results from the new drilling are summarized below.

Table 7: 2017-2018 Exploration Drilling Results

	U.S. Standard Units				Metric Units
Hole ID(8)	From (ft)	To (ft)	Thickness (ft)(7)	Gold Grade (oz/t)	From (m)	To (m)	Thickness (m)(7)	Gold Grade (g/t)
GB251	300	320	20	0.078	91.4	97.5	6.1	2.66
And	355	370	15	0.051	108.2	112.8	4.6	1.74
GB252	185	195	10	0.012	56.4	59.4	3.0	0.42
GB253	375	400	25	0.074	114.3	121.9	7.6	2.53
GB254	290	330	40	0.017	88.4	100.6	12.2	0.58
GB255	190	315	125	0.062	57.9	96.0	38.1	2.13
GB256	25	80	55	0.023	7.6	24.4	16.8	0.78
GB257	30	85	55	0.040	9.1	25.9	16.8	1.36
GB260	220	240	20	0.029	67.1	73.2	6.1	1.00
GB261	220	255	35	0.020	67.1	77.7	10.7	0.69
GB262	185	270	85	0.028	56.4	82.3	25.9	0.97
And	290	305	15	0.029	88.4	93.0	4.6	0.99
GB264	625	650	25	0.040	190.5	198.1	7.6	1.37
GB265	440	490	50	0.014	134.1	149.4	15.2	0.48
GB267	320	390	70	0.016	97.5	118.9	21.3	0.55
GB274	270	345	75	0.021	82.3	96.0	22.8	0.73
GB275	255	265	10	0.012	77.7	80.8	3.0	0.40
GB276	315	405	90	0.021	96	123.4	27.4	0.72
GB280	255	280	25	0.013	77.7	85.3	7.6	0.45

Table 7 Notes:

(7)         All intercepts are true width.

(8)         Holes GB250, 263, 266, 268, 269, 270, 271, 272, 273, 277, 278, and 279 did not return significant gold values.

Mineral Resource Estimate

SRK Consulting (U.S.), Inc. (“SRK”) of Reno, Nevada, developed the updated resource estimate included in the FS in accordance with the requirements of NI 43-101. The resource estimate is comprised only of gold resources that fall inside the boundaries of a conceptual pit and the permitted mine area. Cut-off grades (CoG) and inputs for the conceptual pit are provided in the footnotes of the resource statement.

Table 8: Mineral Resource Estimate

	U.S. Standard Units			Metric Units
Gold Bar Project Resources	Tonnage (000’s tons)	Gold Grade (oz/t)	Contained Gold (000’s oz)	Gold Grade (g/t)	Contained Gold (kg)
Measured	2,800	0.035	98	1.22	3,151
Indicated	20,039	0.027	532	0.91	17,104
Measured and Indicated	22,839	0.028	629	0.95	20,223
Inferred	4,776	0.024	115	0.82	3,697

Table 8 Notes:

•             Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability.  There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves.

•             Resources stated as contained within a potentially economically minable open pit; pit optimization parameters are: $1,350/oz Au, 82% recovery, $5/oz Au sales cost, $1.85/t waste mining cost for Cabin Creek, $1.80/t waste mining cost for Gold Pick, $1.78/t waste mining cost for Gold Ridge, $2.74/t ore mining cost for Gold Pick, $2.83/t ore for Cabin Creek, $6.74/t ore processing and G&A cost, 54-degree pit slopes for Gold Pick and Cabin Creek, and a 42-degree pit slope for Gold Ridge. Portions of the Cabin Pit were subject to a NPI royalty of 4.0%;

•             Resources are reported using a 0.008 oz/t CoG on gold for Gold Ridge and the NPI Portion of Cabin Creek, Gold Pick and the remainder of Cabin Creek are reported at a 0.007 oz/t CoG on gold;

•             Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

Reserves

Independent Mining Consultants (“IMC”) of Tucson, Arizona, developed the Mineral Reserve estimate in accordance with SEC Industry Guide 7 and NI 43-101. In accordance with NI 43-101, only resources in the Measured or Indicated resource category can be included as Proven or Probable reserves. The Mineral Reserve estimate is guided by a pit optimization routine that used a $1,000/oz gold price. The $1,000/oz cone was selected to maximize the project return on investment.

Table 9: Mineral Reserve Estimate

			Gold Grade				Contained Metal
	Cutoff Grade (oz/t)	Tons (000’s)	Contained (oz/t)	Recovered (oz/t)	Contained (g/t)	Recovered (g/t)	Contained (000’s oz)	Recovered (000’s oz)	Contained (kg)	Recovered (kg)
Proven	0.008	2,253	0.037	0.030	1.27	1.04	83	68	2,594	2,127
Probable	0.008	14,244	0.028	0.023	0.97	0.79	401	329	12,481	10,234
Proven and Probable		16,497	0.029	0.024	1.01	0.83	485	397	15,074	12,360

Table 9 Notes:

•             Reserves stated in the table above are contained within an engineered pit design based on a floating cone optimization (see Table 10 for additional assumptions related to the Reserve estimate).

•             Since the completion of the pit optimization there have changes to project cost and metal prices. The stated Reserve is robust to these changes.

•             Mineral Reserves stated above are contained within and are not additional to the Mineral Resource.

•             Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

Table 10: Assumptions Relating to the Reserve Pit

Assumptions for Reserves	Gold Zones (Deposits)	Units	Values
Gold Price		$/oz	1,000
Mining Cost	Gold Pick Ore	$/ton	3.12
	Gold Ridge Ore	$/ton	3.89
	Cabin Creek Ore	$/ton	3.11
	Gold Pick Waste	$/ton	1.95
	Gold Ridge Waste	$/ton	1.81
	Cabin Creek Waste	$/ton	1.68
Processing and G&A		$/ton	6.24
Recovery		%	82
Sales Cost		$/oz Gold	5
NPI Royalty	(Portions of Cabin)%		4
Gold Cut-off Grade		oz/ton	0.008
Road Design	Road Width	Feet	85
	Road Grade	%	10
Inter-Ramp Pit Slope Angles	Gold Pick	Degrees	54
	Gold Ridge	Degrees	42
	Cabin Creek	Degrees	54

Metallurgical Testing

Gold Bar ore is a Carlin-style carbonate sedimentary sequence with strong fracture-controlled oxidation above the water table to the full depth of planned mining. Test work shows that ore is amenable to heap leach cyanidation with high gold recoveries and relatively rapid leaching kinetics. There is a significant amount of metallurgical testing on the Gold Bar ore bodies, including new work completed since the last feasibility study published in 2015. The terminal gold recovery used in the FS is 82%, which is based on the crushed and agglomerated ore testing below. The assumption of 82% recovery is conservatively set below representative results from laboratory testing. For example, actual empirical results for the 36” column test described below predict 82% recovery after 30 days of leaching and ultimate recovery of 89% after 120 days. The FS assumes 50% recovery after 30 days and ultimate recovery of 82% after 180 days.

Table 11: Results of Additional Metallurgical Test Work Since 2015 Feasibility Study

Column Diameter (inches)	Crush Size (inches)	Calculated Gold Grade (oz/t)	Gold Recovery (%)	Leach Days	Sodium Cyanide Consumption (lb/t)	Lime Added (lb/t)	Cement Added (lb/t)
Agglomerated Large Diameter Column Leach Tests
36”	6”	0.035	89	120	0.29	—	11.14
24”	¾”	0.037	93	70	0.52	—	5.06
24”	¾”	0.150	97	70	0.93	—	5.24
24”	¾”	0.050	92	70	0.73	—	5.08
24”	¾”	0.051	92	70	0.67	—	5.14
24”	¾”	0.056	95	57	1.13	—	5.04
Non-Agglomerated Large Diameter Column Leach Tests
24”	4”	0.037	89	76	0.43	2.12	—
24”	2”	0.037	91	70	0.51	2.07	—
24”	4”	0.123	93	76	0.62	2.14	—
24”	2”	0.124	95	70	0.94	3.20	—
24”	4”	0.042	91	76	0.58	2.01	—
24”	2”	0.053	92	70	0.74	3.11	—
24”	4”	0.068	90	76	0.65	2.03	—
24”	2”	0.071	93	70	0.67	2.94	—
24”	2”	0.040	91	57	0.34	3.07	—
24”	2”	0.045	91	57	0.85	3.06	—
24”	2”	0.040	90	57	1.47	3.04	—
24”	¾”	0.037	92	57	0.72	3.05	—
24”	¾”	0.040	92	57	1.02	3.07	—
24”	¾”	0.037	91	57	2.08	3.03	—
24”	2”	0.054	96	57	1.17	3.05	—
24”	¾”	0.047	97	57	1.22	3.03	—
24”	2”	0.043	85	57	0.98	3.04	—
24”	¾”	0.043	91	57	1.06	3.03	—
24”	2”	0.051	95	57	1.43	3.06	—

ABOUT MCEWEN MINING

McEwen has the goal to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas. McEwen’s principal assets consist of: the San José mine in Santa Cruz, Argentina (49% interest); the El Gallo Gold mine in Mexico; the Black Fox mine in Timmins, Canada; the Gold Bar mine in Nevada, currently under construction; and the large Los Azules copper project in Argentina, advancing towards development.

McEwen has a total of 337 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 24% of the shares.

QUALIFIED PERSONS

The following people are independent Qualified Persons as defined by NI 43-101, in their specified areas of expertise.

Disclosure related to process plant, infrastructure capex and economic analysis: This news release has been reviewed and approved by Daniel Roth of M3.

Disclosure related to recovery methods and opex: This news release has been reviewed and approved by Ben Bermudez of M3.

Disclosure related to heap leach costing and infrastructure: This news release has been reviewed and approved by Ryan Baker of Newfields Mine Design and Technical Services.

Disclosure related to mining and the Reserve estimate: This news release has been reviewed and approved by Joe McNaughton of IMC.

Disclosure related to the Mineral Resource estimate: This news release has been reviewed and approved by J. B. Pennington, MSc, CPG, of SRK.

Disclosure related to Metallurgy: This news release has been reviewed and approved by Daniel Sepulveda, BS, of SRK.

The following people are Qualified Persons as defined by NI 43-101, in their specified areas of expertise.

Disclosure related to exploration: This news release has been reviewed and approved by Robert L. Kastelic, MSc, CPG, McEwen Mining’s Senior Staff Geologist, who is responsible for program design and quality control of mineral exploration undertaken by the company at its Nevada exploration properties. Holes drilled by reverse circulation were sampled on 5-ft intervals.  Core from diamond drill holes was split and sampled on intervals from 1 to 5 feet in length.  All gold assays are uncut, with analyses conducted by ALS Laboratories utilizing a 30-gram fire assay charge with an AA finish. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Quality assurance/quality control is implemented by inserting standards and blanks every 40th sample and check assays sent to a second lab every 20th sample.

Discussion and interpretation of technical information in this news release have been reviewed and approved by Xavier Ochoa, Chief Operating Officer of McEwen Mining.

CAUTIONARY NOTE TO US INVESTORS REGARDING RESOURCE ESTIMATION

McEwen Mining prepares its resource estimates in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, McEwen Mining reports measured, indicated and inferred resources, measurements, which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results including, but not limited to, the closing of the Offering and the use of proceeds thereof. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks related to fluctuations in mine production rates, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. The Company’s dividend policy will be reviewed periodically by the Board of Directors and is subject to change based on certain factors such as the capital needs of the Company and its future operating results. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu	Website: www.mcewenmining.com	150 King Street West
Investor Relations		Suite 2800, P.O. Box 24
(647)-258-0395 ext 320	Facebook: facebook.com/mcewenrob	Toronto, Ontario, Canada
info@mcewenmining.com		M5H 1J9
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